SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                                  ___________

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        March 23, 2000


                         Dover Investments Corporation
              (Exact name of registrant as specified in its charter)




         Delaware                     1-8631                94-1712121
(State or other jurisdiction  (Commission File Number)     (IRS Employer
      of incorporation)                                  Identification No.)


100 Spear Street, Suite 520, San Francisco, California         94105
    (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code         (415) 777-0414


                               Inapplicable
          (Former name or former address, if changed since last report)



Exhibit Index located on page 3

Item 5.       	Other Events

         On March 23, 2000, Dover Investments Corporation (the "Company") issued a press release announcing the vote by its Board of Directors to take no action with respect to an unsolicited proposal from Leeward Investments, LLC regarding a possible acquisition of the outstanding shares of the Company's stock.

Item 7.     		Financial Statement and Exhibits

       		(a) 	Not applicable.

       		(b) 	Not applicable.

       		(c) 	See attached Exhibit Index.

                             EXHIBIT INDEX


Number	    Exhibit							                               	Page Number

99.1		     Press Release dated March 23, 2000.		           			5



                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DOVER INVESTMENTS CORPORATION



                               By:	   /s/ Lawrence Weissberg
					                                 Lawrence Weissberg
                                      Chairman of the Board, President
                                      and Chief Executive Officer

Dated:  March 23, 2000

FOR IMMEDIATE RELEASE
                                        	Contact:	Erika Kleczek
		                                       Dover Investments Corporation
		                                       (415) 777-0414

DOVER INVESTMENTS CORPORATION ANNOUNCES BOARD'S VOTE TO TAKE NO ACTION
               WITH RESPECT TO ACQUISITION PROPOSAL
                 _______________________________

     	SAN FRANCISCO, CALIFORNIA, March 23, 2000 - Dover Investments Corporation (the "Company") (OTC Bulletin Board: DOVRA and DOVRB) announced today that its Board of Directors has voted to take no action with respect to an unsolicited proposal from Leeward Investments, LLC, the general partner of Leeward Capital, L.P., a stockholder of the Company, to enter into discussions with the Company regarding a possible acquisition of the outstanding shares of the Company's stock. The Board concluded that any such discussions with Leeward Investments, LLC would be futile and a waste of corporate resources, since Mr. Lawrence Weissberg, as the Company's majority stockholder, had informed the Board that he has no interest in selling his shares of the Company's stock.
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